Exhibit 99.2

BUSHNELL Group HOLDINGS, inc. AND SUBSIDIARIES
Consolidated Financial Statements
As of October 31, 2013, and for the
Ten Months Ended October 31, 2013
(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITORS' REPORT
To the Audit Committee of Alliant Techsystems Inc.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209
We have audited the accompanying consolidated financial statements of Bushnell Group Holdings, Inc. and subsidiaries (the "Company"), which comprise the consolidated balance sheet as of October 31, 2013 and the related consolidated statements of operations, comprehensive loss, stockholder’s equity, and cash flows for the ten months ended October 31, 2013, and the related notes to the consolidated financial statements.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bushnell Group Holdings, Inc. and subsidiaries as of October 31, 2013, and the results of their operations and their cash flows for the ten months ended October 31, 2013, in accordance with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

August 13, 2014

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
October 31, 2013
(Dollar amounts in thousands)
Assets	October 31, 2013
Current assets:
Cash	$20,102
Accounts receivable, less allowances of $17,552 as of October 31, 2013	106,199
Inventories, net	154,951
Prepaids and other current assets	7,496
Deferred tax assets	20,771
Total current assets	309,519
Property, plant, and equipment, net	25,086
Inventories, noncurrent	4,420
Goodwill	191,262
Intangibles, net	296,972
Debt issue costs and other assets, net	4,552
Total assets	$831,811
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$79,596
Accrued expenses	32,093
Current portion of long-term debt	5,037
Total current liabilities	116,726
Long-term debt	604,988
Other liabilities	6,342
Deferred tax liabilities	92,746
Total liabilities	820,802

Commitments and contingencies (Note 9)

Stockholder's equity
Common stock, par value $0.01, 1,000 authorized, issued and outstanding for October 31, 2013	—
Additional paid in capital	130,980
Accumulated deficit	(122,954)
Accumulated other comprehensive income	2,983
Total stockholder's equity	11,009
Total liabilities and stockholder's equity	$831,811

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Operations
Ten Months Ended October 31, 2013
(Dollar amounts in thousands)
Ten Months Ended October 31, 2013
Net sales	$473,093
Cost of goods sold (excluding amortization and depreciation)	310,811

Selling and marketing	76,147
General and administrative	25,504
Depreciation and amortization	27,062
Foreign currency gain	(374)
Other operating	9,034
Operating income	24,909
Interest expense	43,185
Loss before income taxes	(18,276)
Income tax benefit	(5,493)
Net loss	$(12,783)

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Comprehensive Loss
Ten Months Ended October 31, 2013
(Dollar amounts in thousands)
Ten Months Ended October 31, 2013
Net loss	$(12,783)
Other comprehensive (loss) income, net of taxes:
Foreign currency translation adjustments	168
Comprehensive loss	$(12,615)

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Stockholder's Equity
Ten Months Ended October 31, 2013
(Dollar amounts in thousands)
				Accumulated
				other
	Common	Additional	Accumulated	comprehensive
	Stock	Paid in Capital	deficit	income	Total

Balance, December 31, 2012	$—	$130,980	$(110,171)	$2,815	$23,624
Net loss	—	—	(12,783)	—	(12,783)
Foreign currency translation adjustment, net of tax expense of $1,161	—	—	—	168	168
Balance, October 31, 2013	$—	$130,980	$(122,954)	$2,983	$11,009

See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Ten Months Ended October 31, 2013
(Dollar amounts in thousands)
Ten Months Ended October 31, 2013
Cash flows from operating activities:
Net loss	$(12,783)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,062
Deferred income taxes	(6,877)
Loss on disposal of fixed assets	9
Gain on foreign currency transactions	(278)
Gain on fair value of interest rate exchange agreement	(2,476)
Gain on fair value of foreign currency rate exchange agreement	(656)
Provision for bad debt	4,099
Amortization on debt issuance costs	1,382
Paid-in kind interest on subordinated note payable	9,421
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	2,086
Inventories, net	(37,219)
Prepaids and other current assets	4,660
Accounts payable and accrued expenses	30,535
Other liabilities	(603)
Net cash provided by operating activities	18,362
Cash flows from investing activities:
Purchase of property, plant, and equipment	(4,631)
Proceeds from sale of property, plant, and equipment	292
Payment for acquisition of Gold Tip (net of cash acquired)	(18,044)
Net cash used in investing activities	(22,383)
Cash flows from financing activities:
Payments on long-term debt	(620)
Proceeds from long-term debt	20,024
Payment of contingent consideration of acquisition	(5,503)
Net cash provided by financing activities	13,901
Effect of exchange rate changes on cash	(2,099)
Net increase in cash and cash equivalents	7,781
Cash and cash equivalents, beginning of year	12,321
Cash and cash equivalents, end of year	$20,102
Supplemental disclosures:

Cash paid for:
Interest	$31,652
Income taxes, net	3,520

Noncash investing and financing activity for:
Purchase of property, plant, and equipment in Accrued expenses	$265
See accompanying notes to consolidated financial statements.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(1)	Significant Accounting Policies

(a)	The Company

Bushnell Group Holdings, Inc. (Bushnell), a Delaware corporation, is a wholly owned subsidiary of MidOcean Bushnell Holdings, L.P. (MidOcean). As more fully described in Note 1(p), on November 1, 2013, Bushnell was acquired by Alliant Techsystems, Inc.

Bushnell and its subsidiaries (the Company) markets and distributes Bushnell, Tasco, Uncle Mike’s, Hoppe’s, Butler Creek, Stoney Point, Bollé, Serengeti, Millett, Simmons, Night Optics, Cébé, Final Approach, and Primos product lines. Bushnell, Tasco, Millett, and Simmons source and distribute high-quality sports optics products including binoculars, riflescopes, telescopes, laser rangefinders, and related accessories. Uncle Mike’s, Hoppe’s, Butler Creek, Stoney Point, and Final Approach market and distribute high-quality innovative products for shooting and law enforcement including swivels, slings, holsters, belts, gun care products, and other accessories. Night Optics assembles and distributes premium night vision and thermal technologies for commercial, law enforcement and military applications. Primos manufactures and distributes game calls, trigger sticks, blinds, electronic calls, decoys, and other hunting accessories. Bollé, Cébé, and Serengeti source and distribute premium sunglasses, ski goggles, and safety and tactical eyewear. Bushnell is organized into four regions - North America, Europe and Middle East Africa, Asia Pacific, and Latin America. Principle offices and regional headquarters are located in Overland Park, Kansas; Suresnes, France; and Melbourne, Australia.

(b)	Principles of Consolidation and Concentrations
The consolidated financial statements include the accounts of Bushnell and its subsidiaries. Intercompany balances have been eliminated in consolidation.

Approximately, 31.8% of net sales were to international customers for the ten months ended October 31, 2013.

(c)	Revenue Recognition and Accounts Receivable

The Company recognizes revenue from product sales when the goods are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed and determinable. Sales are reduced by allowances and discounts. Amounts that are charged to customers to deliver products are included in sales, and the associated shipping and handling costs are included in cost of goods sold.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of operations.

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company presents its account receivables net of allowances for cooperative advertising credits, cash discounts, sales returns, and doubtful accounts. The Company reviews these allowances and determines the amounts based on historical write-off experience.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out (FIFO) method) or market. The company marks inventory items to the lower of cost or market by using forecasts, historical inventory and sale records to identify items that are discontinued, slow-moving or obsolete to determine those items where market is lower than cost. A reserve is established to reduce these items to market. The reserve for inventory was $16,366 as of October 31, 2013, due to quantities in excess of current requirements. Management believes that this reduces inventory to its lower of cost or market, and no additional loss will be incurred upon disposition of the excess quantities.

Noncurrent inventories consist of inventory items that Management believes, based on historical trends, will be sold; but for which the sales process will not be complete for more than one year.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(e)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, net of accumulated depreciation. Property, plant, and equipment acquired in connection with business combinations are recorded at estimated fair values at the date of acquisition based primarily upon independent appraisals.

Depreciation is provided using the straight-line method, which depreciates costs over the estimated useful lives of the assets, which range from three to ten years. Maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation are removed from the respective accounts upon retirement or sale of property, plant, and equipment. Gains or losses on disposal or sale of such property, plant, and equipment are reflected in income in the year of disposition.

(f)	Goodwill and Intangible Assets

Goodwill and intangible assets acquired in connection with business combinations are recorded at estimated fair values at the date of acquisition. Goodwill represents the excess of cost over fair value of the net assets of businesses acquired. The Company performs its annual impairment review of goodwill at September 30, or when a triggering event occurs between annual impairment tests using a qualitative analysis, step 0. The Company determined there was no impairment as of September 30, 2013. The Company has determined that the reporting units for its goodwill impairment review are based on geographical regions and include North & Latin America, Europe, and Asia Pacific which is how management regularly reviews the operating results. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives, and reviewed for impairment.

The components of intangible assets, with their respective useful lives, are as follows:

Trademarks	3 to 50 years
Customer lists	2 to 20 years
Patents and other	1 to 40 years

(g)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded during the period presented herein.

(h)	Debt Issue Costs

Fees associated with the issuance of indebtedness are capitalized and amortized over the life of the corresponding debt, using the effective-interest method. The amortization charges are included as additional interest expense.

(i)	Translation of Foreign Currencies

Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect as of the consolidated balance sheet dates. Foreign currency-denominated operations are translated at the weighted average exchange rate in effect during the period. Consolidated translation gains and losses are not included in determining net income, but are accumulated in other comprehensive income as a separate component of stockholders equity.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(j)	Derivative Financial Instruments

Derivative instruments are recorded on the consolidated balance sheets at their respective fair value. From time to time, the Company holds certain derivative instruments to manage various types of market risk from its day-to-day operations, primarily foreign currency exchange agreements and interest rate exchange agreements.
While management believes each of these instruments primarily were entered into in order to manage effectively the various market risks, the Company doesn’t designate these instruments as hedges for accounting purposes as defined by Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 815, Derivatives and Hedging. As a result, changes in fair value are included in the statement of operations.

(k)	Share-Based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

(l)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

(m)	Use of Estimates in Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the valuation of the carrying amount of property, plant, and equipment; intangibles and goodwill; valuation allowances for receivables; inventories; and deferred income tax assets and tax valuation allowances. Actual results could differ from those estimates. Changes in estimates are recorded in the period that the change occurs.

(n)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $24,277 for the ten months ended October 31, 2013. Advertising costs include but are not limited to buyer’s guides, direct response advertising, industrial and consumer publications, catalogues, cooperative advertising, point-of-sale material, product placement, and sponsorships.

(o)	Fair Value of Long Term Debt

The fair value of the variable-rate long-term debt is calculated based on current market rates for debt of the same risk and maturities. The fair value of the fixed-rate debt is based on market quotes for each issuance. Management considers these to be Level 2 instruments.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(p)	Subsequent Events

The Company evaluated subsequent events for recognition or disclosure through August 13, 2014, the date on which the consolidated financial statements were available to be issued. Except as disclosed below, no matters were identified.

On November 1, 2013 the Company was acquired by Alliant Techsystems, Inc. pursuant to a Stock
Purchase Agreement dated as of September 4, 2013 (the “Stock Purchase Agreement”) among the Company, Bushnell Group Holdings, Inc., and MidOcean Bushnell Holdings, L.P. The consideration for the Bushnell Acquisition consisted of $985,000 in cash, net of cash acquired, and subject to customary post-closing adjustments.

On November 1, 2013, in connection with the acquisition discussed above, all borrowings under revolving credit agreements and long-term debt were repaid in full. The carrying value of the repaid revolving credit agreements and long-term debt at October 31, 2013 was $56,836 and $553,189, respectively.

Subsequent to October 31, 2013 the outstanding Class C-1 units of MidOcean, which were held by certain employees of the Company, vested and were settled, as more fully discussed in Note 10.

(2)	Acquisitions

Effective February 1, 2013, the Company acquired 100% of the outstanding stock of Gold Tip, LLC, Bee Stinger, LLC, and Advanced Arrow S. de R.L. de C.V Mexico. Gold Tip is a leading manufacturer of arrows and archery products for target archery and bow and cross bow hunting. Bee Stinger manufacturers premium bow stabilizers. This acquisition is expected to enhance Bushnell’s presence in the archery category. The purchase price included a cash payment of approximately $18,042. As a result of purchase accounting for Gold Tip, LLC, Bee Stinger, LLC and Advanced Arrow S. de R.L. de C.V Mexico, the Company wrote up inventory to fair value and subsequently charged the write-up of $374 to cost of sales as the inventory was sold. The consolidated statements of operations for the period ended October 31, 2013 reflect the inventory step-up in cost of goods sold.

The fair value of assets and liabilities recorded in connection with the acquisition is presented below:

February 1,
2013
Accounts Receivable	$1,926
Inventory	4,454
Prepaids & Other	62
Fixed assets	1,437
Intangible assets	11,830
Goodwill	429
Total assets acquired	20,138
Current liabilities	(2,096)
Total purchase price	$18,042

Of the $11,830 of acquired intangible assets, $3,740 was assigned to trademarks, $2,590 was assigned to patents, and $5,500 was assigned to customer lists. All intangibles are being amortized on a straight-line basis over the expected useful life, which ranges from 5 to 40 years. The goodwill arising from the acquisition consists largely of expected future earnings and cash flows from the existing management team, as well as synergies created by the integration of the new business within the Company. The majority of the goodwill recognized is deductible for tax purposes.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(3)	Inventories

The major components of inventories are as follows:

October 31, 2013
Raw materials	$3,600
Work in process	13,081
Finished goods	142,690
Inventories, net	$159,371

We classify a portion of our inventories as non-current because we do not expect this portion to be sold within one year. The classification of our inventories is as follows:

October 31, 2013
Current	$154,951
Non-current	4,420
Total Inventories	$159,371

(4)	Property, Plant, and Equipment

The major components are as follows:

October 31, 2013
Buildings and improvements	$5,081
Machinery and equipment	14,166
Furniture and fixtures	8,271
Computer software and equipment	17,598
Tooling	18,449
Construction in progress	3,370
Total property, plant, and equipment	66,935
Less accumulated depreciation	(41,849)
Property, plant, and equipment, net	$25,086

Depreciation expense for the ten months ended October 31, 2013 was $9,626.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(5)	Goodwill and Intangibles

As of October, 31, 2013 intangible assets consist of the following:

	October 31, 2013
		Weighted
	Gross	average		Net
	carrying	amortization	Accumulated	carrying
	amount	period (years)	amortization	amount
Amortized intangible assets:
Trademarks	$203,855	33	$(44,054)	$159,801
Patents	38,902	8	(20,893)	18,009
Customer lists	96,228	10	(44,301)	51,927
Other intangibles	86,904	24	(19,669)	67,235
Total	$425,889		$(128,917)	$296,972

Amortization expense for the ten months ended October 31, 2013 was $17,436. Estimated amortization for the next five years and thereafter would have been $21,000 in 2014; $20,459 in 2015; $19,836 in 2016; $18,881 in 2017; $17,922 in 2018; and $199,099 thereafter.

The changes in the carrying amount of goodwill are as follows:

Balance as of December 31, 2012	$191,620
Additions	29
Foreign currency fluctuation	(387)
Balance as of October 31, 2013	$191,262

The Company performed its annual assessment of the recoverability of the goodwill as of September 30, 2013 and concluded that the goodwill was not impaired.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

(6)	Long-Term Debt and Revolving Credit Facilities

Long-term debt consisted of the following:

October 31, 2013
Revolving credit facility, due August 24, 2015.	$49,600
Canadian and Australian revolving credit facilities	7,236
Term debt, payable in 1% per annum, quarterly outstanding principal balance with interest at LIBOR plus 4.25% at October 31, 2013, interest due quarterly, with unpaid principal and interest due August 24, 2015. This debt was restructured by adding the remaining principal balance of the term debt due August 24, 2013, as noted below, during the period ended October 31, 2013	247,401
Term debt, payable in 1% per annum, quarterly outstanding principal balance with interest at LIBOR plus 4.5% at October 31, 2013 interest due quarterly, with unpaid prinicipal and interest due August 24, 2015	22,428
Second-lien term loan with interest at LIBOR plus 7.50% at October 31, 2013, interest due quarterly, with unpaid principal and interest due February 24, 2016	156,325
Second-lien term loan with interest at LIBOR plus 8.00% at October 31, 2013, interest due quarterly, with unpaid principal and interest due February 24, 2016	48,675
Subordinated note payable with PIK interest at 16.00%, compounded quarterly, with unpaid principal and interest due August 24, 2016	75,860
Night Optics USA, Inc. note payable, semi-annual payments of $0.5, with unpaid principal and interest due December 6, 2013 and interest at 8.00%	2,500
610,025
Less current portion	(5,037)
$604,988

As discussed in Note 1(p), on November 1, 2013, in connection with the Bushnell’s acquisition by Alliant Techsystems, Inc., all borrowings under revolving credit agreements and long-term debt above were repaid in full. No premium or penalty was incurred as a result of this payoff.

Concurrent with the MidOcean purchase, Bushnell entered into a credit agreement (the Credit Agreement) consisting of $278,000 term debt and a $40,000 revolving credit facility. The borrowed funds were used, in part, to retire all existing debt instruments. On April 17, 2012 the Company completed an amendment of its Credit Agreement. Significant terms of the amendment included the extension of the maturity dates of the existing debt instruments by two years. This resulted in maturity dates ranging from August 2013 to August 2016. In addition, the amendment established a floor for the calculation of the periodic interest charge and increased the fixed spread added to this floor. The amendment also included an increase to the Revolving credit facility from $40,000 to $50,000. Incremental term loan borrowing of $71,575 was used to fund acquisition of OPT Holdings, Inc., amendment fees, and $13,575 pay down of the Subordinated Note Payable. The amendment changed the maximum consolidated leverage ratio to 7.00 from 5.25.

The effective-interest rate at October 31, 2013 for the Credit Agreement was at 5.75%. The effective-interest rate at October 31, 2013 for the revolving credit facility was 6.8728%. The Credit Agreement contains a material adverse change clause and a variety of covenants, including the requirement that the Company maintain a consolidated leverage ratio below a stated threshold, as well as maximum annual capital expenditures. As of October 31, 2013, the Company was in compliance with these covenants. The Credit Agreement is collateralized by substantially all of the domestic assets of the Company.
Also, in 2007, the Company entered into a Second Lien Credit Agreement consisting of $156,325 term debt. The effective-interest rate at October 31, 2013 was 9.0%. The Second Lien Credit Agreement contains a material adverse change clause and a variety of covenants, including the requirement that the Company maintain a consolidated leverage ratio below a stated threshold, as well as maximum annual capital expenditures. As of October 31, 2013, the Company was in compliance with these covenants. The Second Lien Credit Agreement is collateralized by substantially all of the domestic assets of the Company.

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

In 2007, the Company entered into a subordinated note payable (the Note). The Note bears Payment in Kind (PIK) interest at 16.0% per annum, compounded quarterly. The Note contains a maximum capital expenditure covenant and a material adverse change clause. As of October 31, 2013, the Company was in compliance with this covenant.

The Company’s Australian subsidiary has a revolving credit facility primarily to fund working capital requirements. At October 31, 2013, the credit facility of A$3,500 Australian dollars, of which $3,326 (A$3,500) was outstanding, had an effective rate of interest of 6.67%. The facility is collateralized by substantially all of the assets of the subsidiary. The facility is subject to a variety of covenants that require the subsidiary to maintain certain ratios, including interest charge coverage, and capital adequacy. The covenants also establish a required minimum tangible net worth. As of October 31, 2013, the Company was in compliance with these covenants.

The Company’s Canadian subsidiary has a revolving credit facility primarily to fund working capital requirements. At October 31, 2013, the credit facility in the amount of C$6,000 Canadian dollars, of which $3,928 (C$4,085) was outstanding, had an effective rate of interest of 4.25%. The facility was established in September 2009. The facility is collateralized by substantially all of the assets of the subsidiary. The facility is subject to a calculated borrowing base and the covenants establish a required total liabilities to tangible net worth ratio. At October 31, 2013, the Company was in compliance with these covenants.

In 2011, the Company entered into a note payable to the sellers of Night Optics for $4,000 due in semi-annual installments following the six month anniversary of the Closing Date (August 31, 2011). These semi-annual payments are $500 plus accrued and unpaid interest on the principal amount outstanding at the rate of 8% per annum. All unpaid principal and accrued but unpaid interest then outstanding will be due and payable on the second anniversary of the Closing Date. At October 31, 2013, the outstanding balance was $2,500.

Expenses amounting to $6,472, associated with the April 2012 credit agreement amendment were capitalized in 2012 and are being amortized over the terms of the financing agreements utilizing the effective-interest method. All other unamortized debt issue cost from the original credit agreement and amendments prior to April 2012 was written off and recorded within interest expense on the statement of operations. Amortization of $1,382 was recorded as interest expense during the ten months ended October 31, 2013.

Maturities of long-term debt for the years subsequent to October 31, 2013 would have been:

2014	$5,037
2015	324,128
2016	280,860
$610,025

(7)	Income Taxes

The provision for income taxes on income (loss) from continuing operations before income taxes is as follows:

		Ten Months Ended
		October 31,
		2013
Current:
Federal		$—
State and foreign		3,762
Deferred income tax benefit		(9,255)
	Income tax (benefit) expense	$(5,493)

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

The difference between the provision for income taxes from continuing operations and the amount computed by applying the statutory federal income tax rate of 34% is due to differing tax rates in foreign jurisdictions, state income taxes, foreign tax credits, valuation allowances, and nondeductible expenses.

Included in deferred income tax benefit is $0 of net operating loss carryforwards (NOL) utilization for the ten months ended October 31, 2013.

Net deferred taxes consist of the following:

October 31,
2013
Deferred tax assets:
Accounts receivable and inventory reserves	$10,806
Property, plant, and equipment	472
Accrued liabilities	9,846
Foreign tax credits	854
Alternative minimum tax credits	505
Net operating and capital loss carryforwards	23,870
Total deferred tax assets	46,353
Less valuation allowance	6,952
Net deferred tax assets	39,401
Deferred tax liabilities:
Intangible assets	(105,216)
Accrued interest and interest rate exchange agreement	(914)
Other	(5,246)
Total deferred tax liabilities	(111,376)
Net deferred tax liabilities	$(71,975)

As of October 31, 2013, the Company has a net deferred tax liability of approximately $64,680, for domestic jurisdictions, and approximately $7,295, for foreign jurisdictions.

The Company is required to assess the ultimate realization of deferred tax assets using a “more-likely than-not” assessment of realization. In assessing the realizability of deferred tax assets, management considers whether it is “more likely than not” that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax-planning strategies in making this assessment.

The Company recorded a valuation allowance of $6,952 at October 31, 2013. The valuation allowance is based upon management’s assessment that it is more likely than not certain state NOLs, foreign tax credits, and capital losses will not be realized prior to expiration.

The Company cannot assure it will be able to realize its deferred tax assets or that future valuation allowances will not be required. The failure to realize deferred tax assets would adversely affect the Company’s results of operations and financial position. The Company believes that it is “more likely than not” that the deferred tax assets, net of the valuation allowance as of October 31, 2013, will be realized.

As of October 31, 2013, included in the net deferred tax liability, the Company had available NOL carryforwards and capital loss carryforwards for federal income tax purposes of approximately $20,678. These carryforwards expire in the years 2016 through 2031. A portion of these carryforwards are subject to Internal Revenue Code Section 382 limitations, which impact

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

the timing and amounts of NOLs to be used annually. At October 31, 2013, the Company had available NOL and capital loss carryforwards for state income tax purposes of approximately $2,219, which begin to expire in 2015. Additionally, the Company had available NOL carryforwards for foreign income tax purposes of $973.

At October 31, 2013, the Company has elected to treat all of its earnings in foreign jurisdictions as permanently invested, with the exception of the United Kingdom (UK), Canada, Australia, and Hong Kong. Should these earnings be distributed, these amounts would be subject to US federal income tax at the statutory rate less available foreign tax credits, if any and potentially subject to withholding tax in the various jurisdictions. The taxes provided on the cumulative undistributed earnings of the UK, Canada, Australia, and Hong Kong were approximately $6,000.

The Company has classified uncertain tax positions as non-current income tax liabilities unless expected to be paid within one year. A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest and penalties, is as follows:

October 31, 2013
Unrecognized Tax Benefits—beginning of period	$12,196
Gross increases—tax positions in prior periods	—
Gross decreases—tax positions in prior periods	—
Gross increases—current-period tax positions	—
Settlements	—
Lapse of statute of limitations	—
Unrecognized Tax Benefits—end of period	$12,196

The Company evaluates whether tax positions taken by the Company will “more likely than not” be sustained upon examination by the appropriate taxing authority. It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. As of October 31, 2013, the Company did have uncertain tax positions of $12,196. The settlements of these unrecognized tax positions as of October 31, 2013 could result in earnings from $0 to $11,668. No interest and penalties were recorded for the ten months ended October 31, 2013 as a result of NOL carryforwards.

While it is expected that the amount of unrecognized tax benefits will change in the next 12 months, the Company does not expect this change to have a material impact on the results of operations or the financial position of the Company.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple state and local jurisdictions. Tax years 1997 through 2002 and 2006 through 2013 remain open to examination for U.S. federal income tax, and tax years 1997 through 2002 and 2006 through 2012 remain open to examination by significant state tax jurisdictions. The Company and its subsidiaries are also subject to income tax in various foreign jurisdictions. The tax years open to examination vary by jurisdiction from 2001 through 2013.

(8)	Commitments and Contingencies

The Company leases certain facilities and equipment under operating leases expiring on various dates. Certain leases also contain option renewal periods and purchase options. Future minimum lease payments of significant, noncancelable operating, leases as of October 31, 2013 were:

2014		$4,430
2015		3,769
2016		3,066
2017		2,211
2018		1,128
Thereafter		555
	Total	$15,159

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

Total rental expense for the ten months ended October 31, 2013 was $3,837.

The Company has a non-cancellable warehousing services agreement through March 2014. Future minimum payments under the agreement would have been $757 during the year ending October 31, 2014.

The Company also is party to certain litigation and claims arising out of the normal course of business. In the opinion of management, the Company’s liability, if any, under any pending claims or litigation would not have a material adverse effect on the Company’s financial position, results of its operations or cash flows.

The Company provides warranty reserves for product defects as they become known. Warranty claim reserves are reviewed periodically, and reserves are adjusted to reflect properly the remaining estimated costs to complete the repair or replacement. The warranty reserve is recorded in accrued expenses in the consolidated balance sheets. The following is a reconciliation of changes in the warranty reserve:

Ten Months Ended
October 31,
2013
Beginning balance	$3,185
Warranty provision	2,489
Warranty settlements	(2,815)
Foreign currency fluctuation	(41)
Ending balance	$2,818

(9)	Employee Retirement Plans

The Company has a contributory retirement 401(k) plan (the 401(k) Plan) for substantially all of its hourly and salaried employees in the United States. Participants can contribute up to the maximum allowable by law of total eligible wages, subject to an index per year maximum. The Company will make matching contributions in an amount equal to 100% of the first 1% of eligible wages contributed by the participants and 50% of the next 6% of eligible wages contributed by the participants. Participants are immediately vested in their own contributions and vest at a rate of 25% per year in the Company’s matching contributions. For the ten months ended October 31, 2013 the Company’s matching contribution to the 401(k) Plan was $500.

(10)	Equity Based Compensation

Employees of the Company hold Class C units of MidOcean the parent of the Company. All partnership units entitle a partner to allocations of profits and losses and distributions of cash and other property. The partnership may at any time issue all or any of the authorized but unissued units. Class C-1 units vest ratably over five years or 100% upon a sale of the partnership. Class C-2 common units vest ratably over five years so long as a performance target based on Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) are met or 100% upon sale of the partnership if internal rate of return targets are met. Unvested Class C units (incentive units, collectively) forfeit upon termination of the holder’s employment with the partnership or any of its subsidiaries. The fair value of the incentive units at time of grant was not material.

The table below shows the activity for Class C-1 units and Class C-2 units issued to or held by employees of the Company through October 31, 2013.

	Authorized	December 31, 2012	Issued	Forfeited	October 31, 2013
Class C-1 units	655,000	648,000	3,000	—	651,000
Class C-2 units	294,000	286,000	3,000	—	289,000

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

In accordance with the Class C-1 units vesting terms discussed above, outstanding units totaling 651,000 vested. The 289,000 Class C-2 units did not vest as of October 31, 2013, as the internal rate of return targets discussed above were not met.

(11)	Derivatives

On April 20, 2012, the Company terminated the interest rate exchange agreements from prior periods and entered into a new interest rate exchange agreement. The agreement involved the exchange of 1.69% fixed rate and LIBOR variable rate interest payments over the life of the agreement without the exchange of the underlying notional amount of $210,000 to mitigate the effects of fluctuation in interest rates on variable interest rate debt. The interest rate exchange agreement expires on April 20, 2015. For the ten months ended October 31, 2013, the Company recognized a gain of $1,904, from the change in the fair value of this interest exchange recorded in interest expense in the consolidated statements of operations with a corresponding offset recorded in other liabilities in the consolidated balance sheets.

From time to time, the Company enters into foreign currency exchange agreements to manage foreign currency exchange rate risk with respect to certain transactions denominated in foreign currencies. As of October 31, 2013, the Company had outstanding foreign currency exchange contracts with notional amounts of $8,610. For the ten months ended October 31, 2013, the Company recognized $236, from the change in the fair value of these foreign exchange agreements recorded in other operating expense in the consolidated statements of operations with a corresponding offset recorded in other current assets when a gain exists or accrued expenses when a loss exists in the consolidated balance sheets.

(12)	Fair Value Measurements

(a)	Fair Value of Financial Instruments

The carrying value of the Company’s long-term obligations approximates its fair value at October 31, 2013. The carrying value of other financial instruments, consisting of cash, receivables, and payables, approximates fair value as a result of the short-term nature of these instruments. The fair value of interest rate swaps is determined using pricing models developed based on the LIBOR swap rate and other observable market data.

(b)	Fair Value Hierarchy

The Company adopted ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to measurements involving significant unobservable inputs (Level III measurements). The three levels of the fair value hierarchy are as follows:

Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level II inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level III inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table presents assets and liabilities that are measured at fair value on a recurring basis:

BUSHNELL GROUP HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 2013
(Dollar amounts in thousands)

October 31,
2013
Other current assets (accrued expenses):
Foreign currency derivatives (Level II)	$170
Other liabilities:
Interest rate derivatives (Level II)	$5,068

(13)	Related Parties

The Company has transactions with companies that are affiliated through common ownership. Significant transactions include management fees incurred with respect to related parties of $2,143 during the ten months ended October 31, 2013.